Exhibit (n)(2)
Consent of Independent Registered Public Accounting Firm
We consent to the use of our report dated March 31, 2023, with respect to the statutory financial statements of Protective Life Insurance Company, incorporated herein by reference, and to the reference to our firm under the heading “Experts” in the Statement of Additional Information.
/s/ KPMG LLP
Birmingham, Alabama
April 20, 2023

Consent of Independent Registered Public Accounting Firm
We consent to the use of our report dated April 13, 2023, with respect to the financial statements of the subaccounts that comprise Protective COLI VUL, incorporated herein by reference, and to the reference to our firm under the heading “Experts” in the Statement of Additional Information.
/s/ KPMG LLP
Birmingham, Alabama
April 20, 2023